EXHIBIT 99.1

Vitran Expands Into the Southern U.S. With Planned Acquisition of the Milan Express LTL Business

TORONTO and MILAN, Tenn., Jan. 14, 2011 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American LTL transportation and Supply Chain firm, today announced the intended asset acquisition of Milan Express' LTL business. Milan's regional LTL business operates 34 facilities in central and southeastern United States. For the year ending December 31, 2010, Milan's LTL operation generated revenues of $70 million. Upon closing, Vitran expects this transaction to be immediately accretive to its earnings.

"The acquisition of the Milan Express LTL operation is another critical component in Vitran's strategy of establishing a unique regional LTL network that serves the entire North American market," stated Vitran President and Chief Executive Officer Rick Gaetz. "The LTL operations of Milan Express are well run with a strong presence and reputation in their market. This transaction will provide added density in the five central states we already cover and expands a quality service offering to the five new states of Alabama, Georgia, Mississippi, North Carolina and South Carolina. We look forward to working with our new employees and providing a new expanded quality service offering to the customers of Milan and Vitran."

Milan Express' LTL operation was operated by its founder Tommy Ross and his son John. Tommy stated, "Since 1969, our family has been involved in regional LTL freight transportation. We were committed to providing customers with the most steady and reliable service in our market. The decision was not easy for us. We considered many options, but we believe this transaction with Vitran is the right opportunity. We are very pleased with the new Vitran relationship as it not only offers stability to the majority of our employees, but I feel it gives both our employees and our customers a platform to grow in the months ahead."

The transaction is expected to close on February 19, 2011.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload and supply chain services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

The Vitran Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7302

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus should" "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: Richard Gaetz, President/CEO
         Sean Washchuk, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664